EXHIBIT 5.1
[Blank Rome Letterhead]
August 4, 2009
GSI Commerce, Inc.
935 First Avenue
King of Prussia, PA 19406

RE:	Registration Statement on Form S-3
Gentlemen:
We have acted as counsel to GSI Commerce, Inc. (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to (i) the offer and sale by the Company of 1,811,150 shares of Common Stock, $0.01 par value per share (the “Common Stock”); (ii) the offer and sale by the selling stockholders named in the Registration Statement (“Selling Stockholders”) of 8,188,850 shares of Common Stock; including 25,000 shares being sold by a Selling Stockholder upon the exercise of outstanding stock options (“Stock Options”); and (iii) the offer and sale by the Company of up to 1,500,000 shares of Common Stock to be purchased at the option of the Underwriters to cover over-allotments, if any. This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.
In rendering this opinion, we have examined only the documents listed on Exhibit “A” attached hereto. We have not performed any independent investigation other than the document examination described. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined, and the genuineness of all signatures. In rendering this opinion, we have assumed that 49,094,218 shares of the Company’s Common Stock are currently outstanding.
This opinion is limited to the laws of the State of Delaware. No opinion is expressed as to the laws of any other jurisdiction.
Based upon and subject to the foregoing, we are of the opinion that: (i) 3,311,150 shares of Common Stock which are being offered and sold by the Company pursuant to the Registration Statement (including up to 1,500,000 shares if the Underwriters exercise their over-allotment option), when sold in the manner and for the consideration contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) 8,163,850 shares of Common Stock which are being offered by the Selling Stockholders pursuant to the Registration Statement, are validly issued, fully paid and non-assessable; and (iii) 25,000 shares of Common Stock which are being offered and sold by a Selling Stockholder pursuant to the Registration Statement upon the exercise of the Stock Options, when acquired by such Selling Stockholder upon exercise of the Stock Options in the manner contemplated by the Stock Options and the plan pursuant to which such Stock Options were granted, including payment of the applicable exercise price therefor, will be legally issued, fully paid and non-assessable.
This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.
This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus, which is part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Sincerely,
/s/ Blank Rome LLP
Blank Rome LLP

Exhibit A
1.	The Company’s Amended and Restated Certificate of Incorporation

2.	The Company’s Amended and Restated Bylaws

3.	Minute Books and Stock Records of the Company

4.	The Registration Statement

5.	The Company’s 1996 Equity Incentive Plan, as amended

6.	The Company’s 2005 Equity Incentive Plan, as amended

7.	Copies of the equity awards issued to certain of the Selling Stockholders

8.	Stock Purchase Agreements between the Company and SOFTBANK dated June 10, 1999 and April 28, 2000

9.	Officer Certificate